UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2017
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
At Market Issuance Sales Agreement
On August 4, 2017, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into an at market issuance sales agreement (the “At Market Issuance Sales Agreement”) with H.C. Wainwright & Co. LLC, FBR Capital Markets & Co., and MLV & Co. LLC (the “Distribution Agents”), pursuant to which the Company may offer and sell from time to time up to an aggregate of $150,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), through the Distribution Agents.
The Placement Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-3 (File No. 333-208760) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on December 23, 2015 and declared effective by the SEC on February 3, 2016, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on August 4, 2017.
Sales of the Placement Shares, if any, pursuant to the At Market Issuance Sales Agreement, may be made in sales deemed to be “at the market offerings" as defined in Rule 415 promulgated under the Securities Act. Each Distribution Agent will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Placement Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between each Distribution Agent and the Company.
The Company has no obligation to sell any of the Placement Shares under the At Market Issuance Sales Agreement, and may at any time suspend offers under the At Market Issuance Sales Agreement or terminate the At Market Issuance Sales Agreement. The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, sales and marketing activities, clinical development, making acquisitions of assets, businesses, companies or securities, capital expenditures and for working capital needs. While the Company does not currently intend to do so, it may, subject to market conditions, use a portion of the proceeds toward the 2.75% December 2018 convertible notes.
The At Market Issuance Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.
Under the terms of the At Market Issuance Sales Agreement, the Company will pay each Distribution Agent a commission up to 3.0% of the gross proceeds from each sale of Placement Shares sold through it under the At Market Issuance Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by the Distribution Agents in connection with the offering.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The description of the material terms of the At Market Issuance Sales Agreement is not intended to be complete and is qualified in its entirety by reference to the At Market Issuance Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, has issued an opinion to the Company, dated August 4, 2017, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

1.1	At Market Issuance Sales Agreement, dated August 4, 2017, between Spectrum Pharmaceuticals, Inc., H.C. Wainwright & Co. LLC, FBR Capital Markets & Co., and MLV & Co. LLC.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: August 4, 2017	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	At Market Issuance Sales Agreement, dated August 4, 2017, between Spectrum Pharmaceuticals, Inc., H.C. Wainwright & Co. LLC, FBR Capital Markets & Co., and MLV & Co. LLC.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1 above).